    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 26, 2001

================================================================================
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                   ENRON CORP.
             (Exact name of registrant as specified in its charter)

              OREGON                                     47-0255140
   (State or other jurisdiction of                    (I.R.S. Employer
    incorporation or organization)                    Identification No.)

                                1400 SMITH STREET
                              HOUSTON, TEXAS 77002
          (Address of principal executive offices, including zip code)

                                   ----------

                           ENRON CORP. 1994 STOCK PLAN
                            (Full title of the plan)

                                  REX R. ROGERS
                  VICE PRESIDENT AND ASSOCIATE GENERAL COUNSEL
                                   ENRON CORP.
                                1400 SMITH STREET
                              HOUSTON, TEXAS 77002
                     (Name and address of agent for service)

                                 (713) 853-3069
          (Telephone number, including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
          Title of                   Amount         Proposed maximum       Proposed maximum
      securities to be                to be          offering price            aggregate             Amount of
         registered                registered         per share(1)         offering price(1)     Registration fee
--------------------------------------------------------------------------------------------------------------------

Common Stock,
no par value                      32,000,000             $71.41             $2,285,120,000           $571,280
                                  Shares (2)
=====================================================================================================================

(1) Estimated solely for purpose of calculating the registration fee (based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange composite transactions reporting system on January 19, 2001.

(2) This Registration Statement shall also include any additional shares of Common Stock issuable pursuant to the antidilution provisions of the Plan.

This registration statement is being filed, in accordance with General Instruction E to Form S-8, to register additional shares of Common Stock for sale under the Enron Corp. 1994 Stock Plan. The contents of the registrant's Form S-8 Registration Statements (Nos. 33-60821, 333-82225 and 333-85001) relating to the same employee benefit plan are incorporated by reference in this registration statement.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

         The following documents are filed as part of this registration statement, in accordance with General Instruction E to Form S-8:

Exhibits.

     *3.1   -  Amended and Restated Articles of Incorporation of Enron Corp.
               (Annex E to the Proxy Statement/Prospectus included in Enron
               Corp.'s Registration Statement on Form S-4 -- File
               No. 333-13791).

     *3.2   -  Articles of Merger of Enron Oregon Corp., an Oregon corporation, and Enron Corp., a Delaware corporation (Exhibit 3.02 to
               Post-Effective Amendment No. 1 to Enron Corp.'s Registration
               Statement on Form S-3 -- File No. 33-60417).

     *3.3   -  Articles of Merger of Enron Corp., an Oregon corporation, and
               Portland General Corporation, an Oregon corporation (Exhibit 3.03 to Post-Effective Amendment No. 1 to Enron Corp.'s Registration
               Statement on Form S-3 -- File No. 33-60417).

     *3.4   -  Bylaws of Enron Corp. (Exhibit 3.04 to Post-Effective Amendment
               No. 1 to Enron Corp.'s Registration Statement on Form S-3 -- File
               No. 33-60417).

     *3.5   -  Articles of Amendment of Enron: Form of Series Designation for
               the Enron Convertible Preferred Stock (Annex F to the Proxy
               Statement/Prospectus included in Enron's Registration Statement on Form S-4 -- File No. 333-13791).

     *3.6   -  Articles of Amendment of Enron: Form of Series Designation for
               the Enron 9.142% Preferred Stock (Annex G to the Proxy
               Statement/Prospectus included in Enron's Registration Statement on Form S-4 -- File No. 333-13791).

     *3.7   -  Articles of Amendment of Enron: Form of Series Designation for
               the Enron Series A Junior Voting Convertible Preferred Stock
               (Exhibit 3.07 to Enron's Registration Statement on Form S-3 --
               File No. 333-44133).

     *3.8   -  Articles of Amendment of Enron: Statement of Resolutions
               Establishing A Series of Preferred Stock of Enron Corp. --
               Mandatorily Convertible Single Reset Preferred Stock, Series A
               (Exhibit 4.01 to Enron's Form 8-K filed on January 26, 1999).

     *3.9   -  Articles of Amendment of Enron: Statement of Resolutions
               Establishing A Series of Preferred Stock of Enron Corp. --
               Mandatorily Convertible Single Reset Preferred Stock, Series B
               (Exhibit 4.02 to Enron's Form 8-K filed on January 26, 1999).

     *3.10  -  Articles of Amendment of Enron Corp. amending Article IV of the
               Articles of Incorporation (Exhibit 3.10 to Enron's Post-Effective Amendment No. 1 to Registration Statement on Form S-3 -- File No. 333-70465).

     *3.11  -  Articles of Amendment of Enron Corp.: Statement of Resolutions
               Establishing A Series of Preferred Stock of Enron Corp. -- Mandatorily Convertible Junior Preferred Stock, Series B (Exhibit
               3.11 to Enron's Post-Effective Amendment No. 1 to Registration Statement on Form S-3 -- File No. 333-70465).

     *4     -  Enron Corp. 1994 Stock Plan, as amended (Exhibit 4.3 to Enron
               Corp. Form S-8 Registration Statement No. 33-60821).

      5     -  Opinion of James V. Derrick, Jr., Esq., Executive Vice President
               and General Counsel of Enron Corp.

     23.1   -  Consent of Arthur Andersen LLP.

     23.2 - The consent of James V. Derrick, Jr., Esq., is contained in his opinion filed as Exhibit 5 hereto.

     24     -  Powers of Attorney of certain directors of Enron Corp.

----------

* Incorporated by reference as indicated.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 26th day of January, 2001.

                                       ENRON CORP.


                                       By:   /s/ RICHARD A. CAUSEY
                                          -------------------------------------
                                                 Richard A. Causey
                                                 Executive Vice President and
                                                 Chief Accounting Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement or amendment has been signed by the following persons in the capacities indicated and on the 26th day of January, 2001.

                  Signature                                      Title
                  ---------                                      -----

             /s/ KENNETH L. LAY                         Chairman of the Board,
    ------------------------------------         Chief Executive Officer and Director
               Kenneth L. Lay                       (Principal Executive Officer)


             /s/ RICHARD A. CAUSEY                   Executive Vice President and
    ------------------------------------               Chief Accounting Officer
              Richard A. Causey                     (Principal Accounting Officer)


              /s/ ANDREW S. FASTOW                   Executive Vice President and
    ------------------------------------               Chief Financial Officer
              Andrew S. Fastow                      (Principal Financial Officer)



              ROBERT A. BELFER*                                Director
    ------------------------------------
              Robert A. Belfer


            NORMAN P. BLAKE, JR.*                              Director
   -------------------------------------
            Norman P. Blake, Jr.


               RONNIE C. CHAN*                                 Director
    ------------------------------------
               Ronnie C. Chan


               JOHN H. DUNCAN*                                 Director
    ------------------------------------
               John H. Duncan


               WENDY L. GRAMM*                                 Director
    ------------------------------------
               Wendy L. Gramm

                  Signature                                      Title
                  ---------                                      -----


               KEN L. HARRISON*                                Director
    ------------------------------------
               Ken L. Harrison


             ROBERT K. JAEDICKE*                               Director
    ------------------------------------
             Robert K. Jaedicke


            CHARLES A. LeMAISTRE*                              Director
    ------------------------------------
            Charles A. LeMaistre


              JOHN MENDELSOHN*                                 Director
    ------------------------------------
               John Mendelsohn


              JEROME J. MEYER*                                 Director
    ------------------------------------
               Jerome J. Meyer


                FRANK SAVAGE*                                  Director
    ------------------------------------
                Frank Savage


            JEFFREY K. SKILLING*                        Director, President and
    ------------------------------------                Chief Operating Officer
             Jeffrey K. Skilling


              JOHN A. URQUHART*                                Director
    ------------------------------------
             John A. Urquhart


                JOHN WAKEHAM*                                  Director
    ------------------------------------
                John Wakeham


          HERBERT S. WINOKUR, JR.*                             Director
    ------------------------------------
           Herbert S. Winokur, Jr.



*By:       /s/ REBECCA C. CARTER
    ------------------------------------
              Rebecca C. Carter
              Attorney-in-Fact

                                  EXHIBIT INDEX



EXHIBIT      DESCRIPTION OF EXHIBIT
-------      ----------------------

*3.1    -    Amended and Restated Articles of Incorporation of Enron Corp. (Annex E to the Proxy
             Statement/Prospectus included in Enron Corp.'s Registration Statement on Form S-4 --
             File No. 333-13791).

*3.2    -    Articles of Merger of Enron Oregon Corp., an Oregon corporation, and Enron Corp., a
             Delaware corporation (Exhibit 3.02 to Post-Effective Amendment No. 1 to Enron Corp.'s
             Registration Statement on Form S-3 -- File No. 33-60417).

*3.3    -    Articles of Merger of Enron Corp., an Oregon corporation, and Portland General
             Corporation, an Oregon corporation (Exhibit 3.03 to Post-Effective Amendment No. 1 to
             Enron Corp.'s Registration Statement on Form S-3 -- File No. 33-60417).

*3.4    -    Bylaws of Enron Corp. (Exhibit 3.04 to Post-Effective Amendment No. 1 to Enron Corp.'s
             Registration Statement on Form S-3 -- File No. 33-60417).

*3.5    -    Articles of Amendment of Enron: Form of Series Designation for the Enron Convertible
             Preferred Stock (Annex F to the Proxy Statement/Prospectus included in Enron's
             Registration Statement on Form S-4 -- File No. 333-13791).

*3.6    -    Articles of Amendment of Enron: Form of Series Designation for the Enron 9.142%
             Preferred Stock (Annex G to the Proxy Statement/Prospectus included in Enron's
             Registration Statement on Form S-4 -- File No. 333-13791).

*3.7    -    Articles of Amendment of Enron: Form of Series Designation for the Enron Series A
             Junior Voting Convertible Preferred Stock (Exhibit 3.07 to Enron's Registration
             Statement on Form S-3 -- File No. 333-44133).

*3.8    -    Articles of Amendment of Enron: Statement of Resolutions Establishing A Series of
             Preferred Stock of Enron Corp. -- Mandatorily Convertible Single Reset Preferred Stock,
             Series A (Exhibit 4.01 to Enron's Form 8-K filed on January 26, 1999).

*3.9    -    Articles of Amendment of Enron: Statement of Resolutions Establishing A Series of
             Preferred Stock of Enron Corp. -- Mandatorily Convertible Single Reset Preferred Stock,
             Series B (Exhibit 4.02 to Enron's Form 8-K filed on January 26, 1999).

*3.10   -    Articles of Amendment of Enron Corp. amending Article IV of the Articles of
             Incorporation (Exhibit 3.10 to Enron's Post-Effective Amendment No. 1 to Registration
             Statement on Form S-3 -- File No. 333-70465).

*3.11   -    Articles of Amendment of Enron Corp.: Statement of Resolutions Establishing A Series of
             Preferred Stock of Enron Corp. -- Mandatorily Convertible Junior Preferred Stock, Series
             B (Exhibit 3.11 to Enron's Post-Effective Amendment No. 1 to Registration Statement on
             Form S-3 -- File No. 333-70465).

*4      -    Enron Corp. 1994 Stock Plan, as amended (Exhibit 4.3 to Enron Corp. Form S-8
             Registration Statement No. 33-60821).

  5     -    Opinion of James V. Derrick, Jr., Esq., Executive Vice President and General Counsel of
             Enron Corp.

 23.1   -    Consent of Arthur Andersen LLP.

 23.2   -    The consent of James V. Derrick, Jr., Esq., is contained in his opinion filed as
             Exhibit 5 hereto.

 24     -    Powers of Attorney of certain directors of Enron Corp.


----------

* Incorporated by reference as indicated.